Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-140413, 333-136586, and 333-174398) and Forms S-8 (File Nos. 333-147075 and 333-173124) of API Technologies Corp. of our report dated August 26, 2011 with respect to the consolidated financial statements of API Technologies Corp. included in this Annual Report (Form 10-K), for the year ended May 31, 2011.

/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
August 26, 2011